Filed pursuant to Rule 424(b)(3)

Registration No. 333-140116

PROSPECTUS

82,500 Shares of Common Stock

_____________________

This prospectus relates to the offer and sale of shares of our common stock by the selling stockholders. The shares to be sold by the selling stockholders were obtained from us in a private placement of our common stock as partial payment for a consent fee in connection with an amendment to our credit facilities. The selling stockholders or their permitted transferees or other successors in interest may offer and sell these shares of common stock from time to time.

The selling stockholders or their permitted transferees or other successors in interest may, but are not required to, sell their common stock in a number of different ways and at varying prices. See “Plan of Distribution” on page 6 for a further description of how the selling stockholders may dispose of the shares covered by this prospectus.

We will not receive any of the proceeds from sales of common stock made by the selling stockholders pursuant to this prospectus.

Our common stock trades on The Nasdaq Global Market under the symbol “QRCP.” On January 29, 2007, the last reported sale price of our common stock on The Nasdaq Global Market was $9.37 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2007.

TABLE OF CONTENTS

Page

About this Prospectus	1
Risk Factors	1
Forward-Looking Statements	1
About Quest Resource Corporation	3
Use of Proceeds	4
The Selling Stockholders	4
Plan of Distribution	6
Legal Matters	8
Experts	8
How to Obtain More Information	9
Incorporation of Information Filed with the SEC	9
Glossary of Natural Gas Terms	11

i

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement. The selling stockholders may sell some or all of their shares in one or more transactions from time to time.

We have provided definitions of some of the industry terms used in this prospectus in the “Glossary of Natural Gas Terms.”

This prospectus highlights selected information about us and our common stock but does not contain all information that you should consider before investing in the shares. You should read this entire prospectus and the documents incorporated by reference herein carefully, including the “Risk Factors” beginning on page 1.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission (“SEC”) and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information. In this prospectus, references to “Quest”, “we”, “our” and “us” refer to Quest Resource Corporation, its subsidiaries and predecessors.

RISK FACTORS

Investing in shares of our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed to be forward-looking statements. Examples of forward-looking statements include, but are not limited to:

°	projections and estimates concerning the timing and success of specific projects;
°	financial position;
°	business strategy;
°	budgets;
°	amount, nature and timing of capital expenditures;
°	drilling of wells;
°	acquisition and development of natural gas and oil properties;
°	timing and amount of future production of natural gas and oil;

°	operating costs and other expenses;
°	estimated future net revenues from natural gas and oil reserves and the present value thereof;
°	cash flow and anticipated liquidity; and
°	other plans and objectives for future operations.

When we use the words “believe,” “intend,” “expect,” “may,” “will,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this prospectus speak only as of the date of this prospectus. We caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

°	our ability to implement our business strategy;
°	the extent of our success in discovering, developing and producing reserves, including the risks inherent in exploration and development drilling, well completion and other development activities;
°	fluctuations in the commodity prices for natural gas and crude oil;
°	engineering and mechanical or technological difficulties with operational equipment, in well completions and workovers, and in drilling new wells;
°	land issues;
°	the effects of government regulation and permitting and other legal requirements;
°	labor problems;
°	environmental related problems;
°	the uncertainty inherent in estimating future natural gas and oil production or reserves;
°	production variances from expectations;
°

the substantial capital expenditures required for construction of pipelines and the drilling of wells and the related need to fund such capital requirements through commercial banks and/or public securities markets;

°	disruptions, capacity constraints in or other limitations on our pipeline systems;
°	costs associated with perfecting title for natural gas rights in some of our properties;
°	the need to develop and replace reserves;

°	competition;
°	dependence upon key personnel;
°	the lack of liquidity of our equity securities;
°	operating hazards attendant to the natural gas and oil business;
°	down-hole drilling and completion risks that are generally not recoverable from third parties or insurance;
°	potential mechanical failure or under-performance of significant wells;
°	climatic conditions;
°	natural disasters;
°	acts of terrorism;
°	availability and cost of material and equipment;
°	delays in anticipated start-up dates;
°	our ability to find and retain skilled personnel;
°	availability of capital;
°	the strength and financial resources of our competitors; and
°	general economic conditions.

Except to fulfill our obligations under the United States securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described under Item 1A. “Risk Factors” in our most recently filed Annual Report on Form 10-K or any subsequently filed Quarterly Report on Form 10-Q. You may obtain a copy of this document as described under “How to Obtain More Information” and “Incorporation of Information Filed with the SEC.” Other factors not identified could also have such an effect.

We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or our objectives and plans will be achieved.

ABOUT QUEST RESOURCE CORPORATION

We are an independent energy company engaged in the exploration, development and production of natural gas. Our operations are currently focused on the development of coal bed methane, or CBM, in a fifteen county region in southeastern Kansas and northeastern Oklahoma that is part of the Cherokee Basin. As of December 31,

2005, we had 134.5 Bcfe of net proved reserves with a PV-10 value before effect of income taxes of $482.5 million. Our reserves are approximately 99% CBM and 54% proved developed. We believe we are the largest producer of natural gas in the Cherokee Basin with an average net daily production of 26.2 mmcfe for the year ended December 31, 2005. Our reserves are long-lived with a reserve life index of 16.3 years. As of December 31, 2005, we owned the development rights to 494,985 net CBM acres throughout the Cherokee Basin and had developed approximately 40% of our acreage. As of December 31, 2005, we operated approximately 1,055 producing gas and oil wells.

In addition to our CBM reserves and acreage, we own an approximate 49.35% limited partner interest and 85% of a 2% general partner interest in Quest Midstream Partners, L.P., which owns and operates a gas gathering pipeline network of approximately 1,500 miles that serves our acreage position. Presently, this system has a maximum daily throughput of 70 mmcf/d and is operating at about 54% capacity. We transport 100% of our production through Quest Midstream Partners, L.P.’s gas gathering pipeline network to interstate pipeline delivery points. Approximately 10% of the current volumes transported on Quest Midstream Partners, L.P.’s pipeline system are for third parties.

Our principal executive offices are located at 9520 N. May Avenue, Suite 300, Oklahoma City, Oklahoma 73120 and our telephone number at such location is (405) 488-1304.

USE OF PROCEEDS

We will receive no proceeds from the sale of the shares by the selling stockholders. We will pay certain expenses related to the registration of the shares of common stock.

THE SELLING STOCKHOLDERS

Pursuant to a fee letter dated December 22, 2006 (the “Fee Letter”), we agreed to file this registration statement with the SEC for the benefit of the selling stockholders. The shares are being registered to permit public trading of the shares (without any restriction as to holding period or volume of such sales). The selling stockholders, or their permitted transferees or other successors in interest, may offer the shares for resale from time to time.

All of the selling stockholders are lenders under our existing credit facilities. We did not have any other material relationships with any of the selling security holders during the three years prior to their acquisition of our common stock, and have not had any other material relationship with any of them since that date through the date of this prospectus.

We agreed to file this registration statement with the SEC for the benefit of the selling security holders and to use our commercially reasonable efforts to file required amendments and supplements to keep it current and effective until the earlier of:

°	the sale, transfer or other disposition of all of the shares of common stock covered by this registration statement pursuant to this registration statement; or
°

such time as all of the shares of our common stock registered under this registration statements are, in the opinion of our counsel, eligible for sale by each selling security holder in a single transaction pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act;

The table below shows the number of shares owned by the selling stockholders based upon information they have provided to us as of January 17, 2007. We cannot estimate the number of shares the selling stockholders will hold after completion of this offering because they may sell all or a portion of the shares and there are currently no agreements, arrangements or understandings with respect to the number of shares to be sold by them. We have assumed for purposes of this table that none of the shares offered by this prospectus will be held by the selling stockholders after the completion of this offering. This information is based solely on information provided by or on behalf of the selling security holders set forth below, and we have not independently verified the information.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to this Offering	Number of Shares of Common Stock Offered Under this Prospectus	Number of Shares of Common Stock Owned Upon Completion of the Offering
Deephaven Distressed Opportunities Trading Ltd (1)	1,650	1,650	0
Deephaven Global Value Partners Trading Ltd (1)	1,100	1,100	0
Deephaven Event Trading Ltd (2)	4,587	4,587	0
MA Deep Event, LTD (2)	363	363	0
Grand Central Asset Trust, ARL Series (3)	11,000	11,000	0
Copper River CLO Ltd. (4)	2,200	2,200	0
NZC Opportunities LLC (4)	2,750	2,750	0
Green Lane CLO Ltd. (4)	3,300	3,300	0
Kennecott Funding Ltd. (4)	2,200	2,200	0
Sands Point Funding Ltd. (4)	2,200	2,200	0
Stellar Funding, Ltd. (4)	5,500	5,500	0
Orpheus Funding LLC (4)	36,300	36,300	0
Orpheus Holdings Limited (4)	1,100	1,100	0
Del Mar Master Fund Ltd. (5)	8,250	8,250	0
Total:	82,500	82,500	0

(1) Jeffrey Golbus is the portfolio manager of Deephaven Distressed Opportunities Trading Ltd (“DDOT”) and Deephaven Global Value Partners Trading Ltd (the “DGVPT”), and as a result, Mr. Golbus may be deemed to beneficially own the securities held by DDOT and DGVPT.

(2) Andy Greenberg is the portfolio manager of Deephaven Event Trading Ltd (“DET”) and MA Deep Event, LTD (“MA Deep”), and as a result, Mr. Greenberg may be deemed to beneficially own the securities held by DET and MA Deep.

(3) Airlie Group is the managing fund of Grand Central Asset Trust, ARL Series. Brendan Driscoll is the Chief Financial Officer of Airlie Group. Mr. Driscoll and Airlie Group may each be deemed to beneficially own the securities held by Grand Central Asset Trust, ARL Series.

(4) Guggenheim Investment Management, LLC (“Guggenheim”) is the manager of Copper River CLO Ltd., NZC Opportunities LLC, Green Lane CLO Ltd., Kennecott Funding Ltd., Sands Point Funding Ltd., Stellar Funding, Ltd., Orpheus Funding LLC, and Orpheus Holdings Limited (collectively, the “Funds”). Stephen D. Sautel is the Managing Director and authorized signatory of Guggenheim. Mr. Sautel and Guggenheim may each be deemed to have beneficial ownership of all of the shares owned by the Funds. Mr. Sautel and Guggenheim disclaim any beneficial ownership of any such shares.

(5) David Freelove is the Chief Executive Officer of Del Mar Asset Management, LP, which is the investment manager of Del Mar Master Fund, Ltd. Mr. Freelove and Del Mar Asset Management, LP may each be deemed to beneficially own the securities held by Del Mar Master Fund Ltd.

The selling security holders identified above may have sold, transferred or otherwise disposed of all or a portion of their common stock since the date on which the information in the table is presented. Information concerning the selling security holders may change from time to time and any such changed information will be set forth in prospectus supplements or, to the extent required, post-effective amendments to the registration statement.

Each selling security holder who is an affiliate of a broker-dealer has informed us that such selling security holder purchased the securities in the ordinary course of business and, at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

PLAN OF DISTRIBUTION

The shares offered by this prospectus may be sold or distributed from time to time by the selling stockholders or their permitted transferees or other successors in interest, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire shares as principals and will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The shares may be sold in one or more transactions at:

°	fixed prices;
°	prevailing market prices at the time of sale;
°	prices related to the prevailing market prices;
°	varying prices determined at the time of sale; or
°	otherwise negotiated prices.

The shares may be sold by one or more of, or a combination of, the following methods, in addition to any other method permitted under this prospectus, to the extent permitted by applicable law:

°	a block trade in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

°	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
°	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq Global Market and the over-the-counter market;
°	ordinary brokerage transactions and transactions in which the broker solicits purchasers,
°	privately negotiated transactions;
°	by pledge to secure debts or other obligations;
°	put or call transactions; or
°	to cover hedging transactions.

If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In making sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

In connection with the sale of shares, the selling stockholders may, subject to applicable law, (i) enter into transactions with brokers, dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume, (ii) sell short or deliver shares to close out positions or (iii) loan shares to brokers, dealers or others that may in turn sell such shares. The selling stockholders may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the shares. The broker-dealer or other financial institution may then resell or transfer these shares through this prospectus. The selling stockholders may also loan or pledge their shares to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the shares which are loaned or pursuant to a right to rehypothecate while pledged or, upon a default, the broker-dealer or other financial institution may sell the pledged shares by use of this prospectus. The broker, dealer or other financial institution may use shares pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowing of shares, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowing of shares. To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any broker-dealer or agent regarding the sale of the shares of our common stock by the selling security holders.

The selling stockholders may pay usual and customary or specifically negotiated concessions or brokerage fees or commissions in connection with their sales.

The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling stockholders or any purchaser relating to the purchase or sale of shares under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act, relating to the sale of any shares.

We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

To the extent required by the Securities Act, a prospectus supplement or amendment will be filed and disclose the specific number of shares of common stock to be sold, the name of the selling stockholders, the purchase price, the public offering price, the names of any agent or dealer, and any applicable commissions paid or discounts or concessions allowed with respect to a particular offering and other facts material to the transaction.

We have agreed to bear certain expenses of registration of the common stock under federal and state securities laws and of any offering and sale hereunder but not certain other expenses, such as discounts and commissions of underwriters, brokers, dealers or agents attributable to the sale of the shares, and fees and disbursements of any counsel, advisors or experts retained by or on behalf of any selling stockholders. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the common stock sold, less the aggregate agents’ commissions, if any, and other expenses of issuance and distribution not borne by us.

We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act, and to contribute to payments the selling security holders may be required to make in respect thereof.

We may suspend the use of this prospectus and any supplements hereto upon any event or circumstance which necessitates the making of any changes in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The shares may be sold through registered or licensed brokers or dealers if required under applicable state securities laws.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under that rule rather than pursuant to this prospectus.

We cannot assure you that the selling stockholders will sell any or all of the common stock offered hereunder.

LEGAL MATTERS

The validity of the securities offered by this prospectus is being passed upon by Brownstein Hyatt Farber Schreck, P.C., Las Vegas, Nevada.

EXPERTS

The financial statements as of December 31, 2005 and for the year then ended, as of December 31, 2004 and for the seven month transition period ended December 31, 2004, and for the fiscal year ended May 31, 2004 incorporated by reference in this prospectus, have been audited by Murrell, Hall, McIntosh & Co., PLLP, an independent registered public account firm, as stated in their report in our Annual Report on Form 10-K for the year ended December 31, 2005.

The information included or incorporated by reference in this prospectus as of December 31, 2005 and 2004 and May 31, 2004, relating to our total gas supply and our owned gas reserves is derived from reserve reports prepared or reviewed by Cawley, Gillespie & Associates, Inc., of Ft. Worth, Texas.

This information is included or incorporated by reference in this prospectus in reliance upon these firms as experts in matters contained in the reports.

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy any materials we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, as amended, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or web site.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed with the SEC. We are incorporating by reference into this prospectus the following documents filed with the SEC:

°	Our Annual Report on Form 10-K for the period ended December 31, 2005;
°	Our Proxy Statement filed with the SEC on May 3, 2006;
°	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;
°	Our Current Reports on Form 8-K filed on April 10, 2006, June 1, 2006, June 6, 2006, June 14, 2006, December 27, 2006 and December 29, 2006;
°	The description of our common stock contained in our registration statement on Form 8-A12G/A (Amendment No. 2) filed with the SEC on December 7, 2005; and
°	The description of our preferred stock purchase rights contained in our registration statement on Form 8-A12G filed with the SEC on June 1, 2006.

Any statement incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The following information contained in documents described above is not incorporated herein by reference: (i) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (ii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section (except the information in Part I of our Quarterly Reports on Form 10-Q).

Documents incorporated by reference are available from us without charge, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Quest Resource Corporation

9520 N. May Avenue, Suite 300

Oklahoma City, Oklahoma 73120

(405) 488-1304

dgrose@qrcp.net

You may also access these documents on our website at http://www.qrcp.net/financialreports.html#.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus.

GLOSSARY OF NATURAL GAS TERMS

The following is a description of the meanings of some of the oil and gas industry terms used in this offering memorandum.

Bcf. Billion cubic feet of natural gas.

Bcfe. Billion cubic feet equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

CBM. Coal bed methane.

Completion. The installation of permanent equipment for the production of oil or natural gas, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Developed acreage. The number of acres that are allocated or assignable to productive wells or wells capable of production.

Dry hole. A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Frac/Fracturing. The method used to increase the deliverability of a well by pumping a liquid or other substance into a well under pressure to crack and prop open the hydrocarbon formation.

Gathering system. Pipelines and other equipment used to move natural gas from the wellhead to the trunk or the main transmission lines of a pipeline system.

Gross acres or gross wells. The total acres or wells, as the case may be, in which a working interest is owned.

mcf. Thousand cubic feet of natural gas.

mcfe. Thousand cubic feet equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

mmcf. Million cubic feet of natural gas.

mmcfe. Million cubic feet equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

Net acres or net wells. The sum of the fractional working interests owned in gross acres or well, as the case may be.

Perforation. The making of holes in casing and cement (if present) to allow formation fluids to enter the well bore.

Productive well. A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Proved developed non-producing reserves. Proved developed reserves that are expected to be recovered from zones behind casings in existing wells.

Proved developed reserves. Proved reserves that can be expected to be recovered from existing wells with existing equipment and operating methods.

Proved reserves. The estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved undeveloped reserves or PUD. Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

PV-10 or present value of estimated future net revenues. An estimate of the present value of the estimated future net revenues from proved gas reserves at a date indicated after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of federal income taxes. The estimated future net revenues are discounted at an annual rate of 10% in accordance with the SEC’s practice, to determine their “present value.” The present value is shown to indicate the effect of time on the value of the revenue stream and should not be construed as being the fair market value of the properties. Estimates of future net revenues are made using oil and natural gas prices and operating costs at the date indicated and held constant for the life of the reserves.

Reserve life index. This index is calculated by dividing total proved reserves by the production from the previous year to estimate the number of years of remaining production.

Reservoir. A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

scf. Standard cubic feet of natural gas.

Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or gas regardless of whether or not such acreage contains proved reserves.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and receive a share of production.

_____________________________

82,500 Shares

Quest Resource Corporation

Common Stock

____________________

PROSPECTUS

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January 30, 2007